Exhibit 99.1

CONTACT:

VIVUS, Inc.	Investor Relations:	The Trout Group
Timothy E. Morris		Brian Korb
Chief Financial Officer		646-378-2923
650-934-5200
	Media Relations:	Pure Communications, Inc.
Sheryl Seapy
949-608-0841

FOR IMMEDIATE RELEASE

VIVUS Reports First Quarter 2009 Financial Results and Highlights

MOUNTAIN VIEW, Calif., May 11, 2009 VIVUS, Inc. (NASDAQ: VVUS), a biopharmaceutical company dedicated to the development and commercialization of novel therapeutic products, today reported its highlights and financial results for the first quarter ended March 31, 2009.

First Quarter 2009 Highlights:

•                                          Issuance of Key European Patent for Qnexa — In January 2009, we announced that the European Patent Office had granted a patent for Qnexa. The European patent, No. 1,187,603, broadly covers Qnexa and its use as a weight loss treatment and extends the intellectual property protection of Qnexa beyond the already issued patents in the United States and abroad.

•                                          Qnexa Treatment Resulted in Improved Glucose Control in Obese Non-Diabetic Subjects— In January 2009, we announced additional results from the EQUATE study (OB-301) which found that EQUATE study subjects treated with Qnexa had a significant reduction in HbA1c compared to the increase in HbA1c observed in the placebo treated subjects. The EQUATE study was designed as a weight loss trial; however, additional analysis of the results showed that Qnexa treatment can have a positive impact on the blood sugar levels of non-diabetics.

•                                          Senior Management Promotions — In January 2009, we announced that Peter Tam had been promoted to chief operating officer (COO). In his capacity as COO, Mr. Tam will continue to have overall responsibility for business development, clinical and preclinical development, regulatory affairs and chemistry, manufacturing and controls. In addition, Charles Bowden, M.D., was promoted to senior director, clinical development. Dr. Bowden has assumed

VIVUS, Inc. 1172 Castro Street, Mountain View, CA 94040   Tel 650-934-5200   Fax 650-934-5389  www.vivus.com

responsibility for the avanafil phase 3 clinical studies and continues to lead our efforts in experimental medicine.

•                                          Initiated Second Pivotal Phase 3 Trial of Avanafil for Treatment of Erectile Dysfunction — In February 2009, we announced that we had initiated the REVIVE-Diabetes (TA-302) study to evaluate avanafil for the treatment of erectile dysfunction in men with diabetes, one of the most common causes of erectile dysfunction.

“Our pivotal phase 3 trials for both Qnexa for the treatment of obesity and avanafil for the treatment of erectile dysfunction are proceeding as planned and we look forward to announcing results from each of those programs later this year,” stated Leland Wilson, president and chief executive officer of VIVUS.  “With recent management promotions and the continued progress on our clinical development programs we believe we are well positioned to achieve our goals in 2009.”

First Quarter Results

Total revenue for the first quarter of 2009 was $22.2 million, as compared to $22.7 million for the first quarter of 2008. Product revenues from the sale of MUSE in the first quarter of 2009 were $1.2 million as compared to $1.6 million in the first quarter of 2008.

License and other revenue of $21 million in each of the first quarters of 2009 and 2008 primarily relates to the sale in 2007 of Evamist to K-V Pharmaceutical (“K-V”) and will continue to be significant until May 2009.  Since we have received the $150 million in cash from the sale of Evamist and we have no related contingencies, the recognition of license revenue and the corresponding reduction of deferred revenue related to the Evamist sale will have no impact on our cash flows from operations in future periods.

Net loss for the first quarter of 2009 was $6.8 million, or $0.10 net loss per share, as compared to a net loss of $7.1 million, or $0.12 net loss per share, during the first quarter of 2008. The lower net loss in the first quarter of 2009 is primarily due to lower research and development expenses as a result of decreased spending related to our phase 3 clinical trials of Qnexa, our investigational product candidate for the treatment of obesity, in the first quarter of 2009, as compared to the first quarter of 2008.

Cash, Cash Equivalents and Available for Sale Securities

VIVUS had cash, cash equivalents and available-for-sale securities of $165.8 million at March 31, 2009, as compared to $189.2 million at December 31, 2008.  The decrease in cash, cash equivalents and available-for-sale securities of $23.4 million is the net result of cash used for operating and investing activities partially offset by cash provided by financing activities for the first three months of 2009. Included in these amounts is $3.3 million in cash receipts from the Deerfield financing received in the first quarter of 2009.

About VIVUS

VIVUS is a biopharmaceutical company developing innovative, next-generation therapies to address obesity, diabetes and sexual health.  The company’s lead product in clinical development, Qnexa™,

is expected to complete phase 3 clinical trials for the treatment of obesity in 2009.  Qnexa is also in phase 2 clinical development for the treatment of type 2 diabetes.  In the area of sexual health, VIVUS is in phase 3 development with avanafil, a potentially best-in-class PDE5 inhibitor, and in phase 3 development of Luramist™ for the treatment of hypoactive sexual desire disorder (HSDD).  For more information about the company, please visit www.vivus.com.

Note to Investors

As previously announced, VIVUS will hold a conference call to discuss the first quarter financial results today, May 11, 2009, beginning at 2:00 p.m. Pacific Time. You can listen to this call by dialing 1-877-545-1402 and outside the U.S. 1-719-325-4910. A 30-day archive of the call can be accessed at http://ir.vivus.com/.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on VIVUS’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; reliance on sole source suppliers; limited sales and marketing efforts and dependence upon third parties; risks related to the development of innovative products; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical studies discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. VIVUS does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in VIVUS’ Form 10-K for the year ended December 31, 2008 and periodic reports filed with the Securities and Exchange Commission.

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VIVUS, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,
	2009	2008
	(unaudited)	(unaudited)
Revenue:
US product, net	$893	$1,088
International product	293	554
License and other revenue	21,046	21,046

Total revenue	22,232	22,688

Operating expenses:
Cost of goods sold and manufacturing	2,603	2,787
Research and development	20,069	23,371
Selling, general and administrative	5,411	4,252

Total operating expenses	28,083	30,410

Loss from operations	(5,851)	(7,722)

Interest (expense) income, net of other-than-temporary loss on impaired securities	(952)	635

Loss before provision for income taxes	(6,803)	(7,087)

Provision for income taxes	(6)	(5)

Net loss	$(6,809)	$(7,092)

Net loss per share:
Basic and diluted	$(0.10)	$(0.12)

Shares used in per share computation:
Basic and diluted	69,687	58,882

VIVUS, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value amount)

	March 31	December 31
	2009	2008*
	(unaudited)
Current assets:
Cash and cash equivalents	$42,723	$66,121
Available-for-sale securities	122,482	121,789
Accounts receivable, net	912	4,157
Inventories, net	3,324	3,041
Prepaid expenses and other assets	4,227	3,744
Total current assets	173,668	198,852
Property and equipment, net	6,480	6,726
Restricted cash	700	700
Available-for-sale securities	631	1,344
Total assets	$181,479	$207,622

Current liabilities:
Accounts payable	$14,395	$17,205
Deferred revenue	10,928	31,858
Accrued and other liabilities	15,600	14,909
Total current liabilities	40,923	63,972

Notes payable-net of current portion	13,514	11,177
Deferred revenue	1,145	1,260
Total liabilities	55,582	76,409

Commitments and contingencies

Stockholders’ equity:
Common stock; $.001 par value; shares authorized 200,000; shares outstanding - 69,722 at March 31, 2009; 69,667 at December 31, 2008	70	70
Additional paid-in capital	312,077	310,558
Accumulated other comprehensive income	328	354
Accumulated deficit	(186,578)	(179,769)
Total stockholders’ equity	125,897	131,213
Total liabilities and stockholders’ equity	$181,479	$207,622

*The Condensed Consolidated Balance Sheet at December 31, 2008 has been derived from the Company’s audited financial statements at that date.